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                                                                     EXHIBIT 5.1

                                 April 5, 2002

Encompass Services Corporation
3 Greenway Plaza, Suite 2000
Houston, Texas 77046

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary of Encompass Services Corporation, a Texas corporation (the "Company"), I am familiar with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the sale of up to 1,000,000 additional shares (the "Shares") of common stock, $.001 par value, of the Company to employees, directors or consultants pursuant to the Encompass Employee Stock Purchase Plan (the "Plan").

I have reviewed the Form S-8 Registration Statement ("Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act. I also have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended; (ii) the By-laws of the Company, as amended; (iii) certain resolutions adopted by the Board of Directors of the Company and committees thereof; and (iv) such other documents and records as I have deemed necessary for purposes hereof.

In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to me as originals, the conformity to authentic original documents and records of all documents and records submitted to me as copies, and the truthfulness of all statements of fact contained therein. Based on the foregoing and subject to the qualifications set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Texas; and

2. The Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will have been duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and I render no opinion with respect to the law of any other jurisdiction.

This opinion is solely for your benefit and may not be relied on or furnished to any other person without my prior written consent. I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.
By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,



                                    Gray H. Muzzy